Exhibit 99.1

Albany International Reports Fourth-Quarter 2020 Results

ROCHESTER, N.H.--(BUSINESS WIRE)--February 10, 2021--Albany International Corp. (NYSE:AIN) today reported operating results for its fourth quarter of 2020, which ended December 31, 2020.

"Albany International finished 2020 with another strong quarter, particularly in light of the challenging business conditions in some of our end markets,” said Albany International President and Chief Executive Officer, Bill Higgins. “Our operations performed exceptionally well for customers and shareholders. Both segments delivered impressive profit margins despite top-line headwinds caused by the pandemic and the Boeing 737 MAX grounding.

“The Machine Clothing segment managed its business remarkably well during 2020. For the full year, the Machine Clothing segment reached the same level of Adjusted EBITDA as 2019 despite a 5% reduction in segment revenues. We expect another strong year in 2021. We are encouraged by growth in our order book and strengthening end-markets that we serve in this segment.

“In 2020, the Engineered Composites segment expanded its Adjusted EBITDA margin by 360 basis points despite a revenue decline of 28%. Once we get through the inventory destocking challenges we expect to face in 2021, the segment is well-positioned to grow based on the strength of our program portfolio,” concluded Higgins.

For the fourth quarter ended December 31, 2020:

  Net sales were $226.9 million, down $30.8 million, or 12%, when compared to the prior year. Sales declined $24.4 million, or 23%, in the Engineered Composites segment driven primarily by lower demand for LEAP components.
  Gross profit of $91.3 million was 6% lower than the $96.6 million reported for the same period of 2019.
  Selling, Technical, General, and Research (STG&R) expenses were $54.8 million, compared to $51.3 million in the same period of 2019. Revaluation of foreign currency balances increased STG&R by $3.0 million in 2020, compared to an increase of $1.4 million in the same period of 2019.
  Operating income was $35.0 million, compared to $43.6 million in the prior year, a decrease of 20%, principally due to lower gross profit and higher STG&R expenses.
  The effective tax rate was 13.5%, compared to 24.8% for the fourth quarter of 2019. Income tax adjustments decreased fourth-quarter income tax expense by $4.8 million in 2020 and by $1.3 million in 2019.
  Net income attributable to the Company was $27.5 million ($0.85 per share), compared to $29.1 million ($0.90 per share) in Q4 2019. Adjusted earnings per share (or Adjusted EPS, a non-GAAP measure) was $0.89 per share in the fourth quarter of 2020, compared to $0.97 in the same period of last year.
  Adjusted EBITDA (a non-GAAP measure) was $57.3 million, compared to $63.9 million in Q4 2019, a decrease of 10.4%.

Please see the tables below for a reconciliation of non-GAAP measures to their comparable GAAP measures.

“We were very pleased with the Company's performance this quarter and the overall year. Enabled by very strong free cash flow during the quarter, we continued the trend of significantly reducing net debt and, once again, ended the year with a very healthy balance sheet. Earnings per share benefited from a low tax rate this quarter due to significant non-recurring adjustments. Compared to the full-year tax rate, absent discrete items, of about 28%, the lower rate this quarter increased Adjusted EPS by about $0.12, effectively recovering earnings that would have been recognized in earlier quarters if the full year tax rate had been known," said Albany International Chief Financial Officer and Treasurer, Stephen Nolan. "We are also providing initial financial guidance for 2021, reflecting expected strong performance from the Machine Clothing segment, with our expectations for Engineered Composites being significantly impacted by a destocking cycle for our finished goods in our customers’ supply chains. We also expect a strong year for free cash flow generation: our expected cash flow in 2021 should exceed the level delivered in 2020."

Outlook for Full-Year 2021

Albany International is updating financial guidance for the full-year 2021:

  Total company revenue of between $850 and $890 million;
  Effective income tax rate, including tax adjustments, of 28% to 30%;
  Total company depreciation and amortization of between $70 and $75 million;
  Capital expenditures in the range of $50 to $60 million;
  GAAP and Adjusted earnings per share of between $2.40 and $2.80;
  Total company Adjusted EBITDA of $195 to $220 million;
  Machine Clothing revenue of $570 to $590 million;
  Machine Clothing Adjusted EBITDA of between $195 and $205 million;
  Albany Engineered Composites (AEC) revenue between $275 to $295 million; and
  Albany Engineered Composites Adjusted EBITDA of $55 to $65 million.

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net sales	$226,857	$257,678	$900,610	$1,054,132
Cost of goods sold	135,539	161,037	529,538	656,431

Gross profit	91,318	96,641	371,072	397,701
Selling, general, and administrative expenses	45,742	42,049	163,909	163,651
Technical and research expenses	9,043	9,246	35,347	37,569
Restructuring expenses, net	1,547	1,766	5,736	2,905

Operating income	34,986	43,580	166,080	193,576
Interest expense, net	3,542	3,886	13,584	16,921
Other expense/(income), net	(493)	349	13,422	(1,557)

Income before income taxes	31,937	39,345	139,074	178,212
Income tax expense	4,327	9,754	41,831	44,829

Net income	27,610	29,591	97,243	133,383
Net income/(loss) attributable to the noncontrolling interest	73	446	(1,346)	985
Net income attributable to the Company	$27,537	$29,145	$98,589	$132,398

Earnings per share attributable to Company shareholders - Basic	$0.85	$0.90	$3.05	$4.10

Earnings per share attributable to Company shareholders - Diluted	$0.85	$0.90	$3.05	$4.10

Shares of the Company used in computing earnings per share:
Basic	32,339	32,308	32,329	32,296

Diluted	32,365	32,331	32,356	32,322

Dividends declared per share, Class A and Class B	$0.20	$0.19	$0.77	$0.73

ALBANY INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	December 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$241,316	$195,540
Accounts receivable, net	188,423	218,271
Contract assets, net	139,289	79,070
Inventories	110,478	95,149
Income taxes prepaid and receivable	5,940	6,162
Prepaid expenses and other current assets	31,830	24,142
Total current assets	$717,276	$618,334

Property, plant and equipment, net	448,554	466,462
Intangibles, net	46,869	52,892
Goodwill	187,553	180,934
Deferred income taxes	38,757	51,621
Noncurrent receivables, net	36,265	41,234
Other assets	74,662	62,891
Total assets	$1,549,936	$1,474,368

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$49,173	$65,203
Accrued liabilities	125,459	125,885
Current maturities of long-term debt	9	20
Income taxes payable	16,222	11,611
Total current liabilities	190,863	202,719

Long-term debt	398,000	424,009
Other noncurrent liabilities	130,424	132,725
Deferred taxes and other liabilities	10,784	12,226
Total liabilities	730,071	771,679

SHAREHOLDERS' EQUITY
Preferred stock, par value $5.00 per share; authorized 2,000,000 shares; none issued	—	—
Class A Common Stock, par value $.001 per share; authorized 100,000,000 shares; 39,115,405 issued in 2020 and 39,098,792 in 2019	39	39
Class B Common Stock, par value $.001 per share; authorized 25,000,000 shares; issued and outstanding 1,617,998 in 2020 and 2019	2	2
Additional paid in capital	433,696	432,518
Retained earnings	770,746	698,496
Accumulated items of other comprehensive income:
Translation adjustments	(83,203)	(122,852)
Pension and postretirement liability adjustments	(39,661)	(49,994)
Derivative valuation adjustment	(9,544)	(3,135)
Treasury stock (Class A), at cost; 8,391,011 shares in 2020 and 8,408,770 shares in 2019	(256,009)	(256,391)
Total Company shareholders' equity	816,066	698,683
Noncontrolling interest	3,799	4,006
Total equity	819,865	702,689
Total liabilities and shareholders' equity	$1,549,936	$1,474,368

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
OPERATING ACTIVITIES
Net income	$27,610	$29,591	$97,243	$133,383
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16,039	15,426	63,328	62,085
Amortization	2,360	2,405	9,377	8,710
Change in deferred taxes and other liabilities	(1,333)	900	11,101	13,702
Provision for write-off of property, plant and equipment	637	2,018	1,173	3,119
Non-cash interest (income)/expense	(152)	151	(290)	605
Write-off of pension liability adjustments due to settlement/curtailment	411	450	411	450
Compensation and benefits paid or payable in Class A Common Stock	909	650	1,505	2,063
Provision for credit losses from uncollected receivables and contract assets	(36)	(827)	1,628	309
Foreign currency remeasurement (gain)/loss on intercompany loans	(1,504)	(1,074)	14,246	(3,730)

Changes in operating assets and liabilities that provided/(used) cash:
Accounts receivable	25,453	17,554	31,522	9,278
Contract assets	(31,190)	(12,641)	(59,122)	(19,199)
Inventories	6,358	13,004	(13,685)	(8,923)
Prepaid expenses and other current assets	(822)	1,766	(7,811)	(2,291)
Income taxes prepaid and receivable	775	728	113	1,390
Accounts payable	(95)	2,687	(15,586)	10,524
Accrued liabilities	4,207	1,369	(3,856)	(7,393)
Income taxes payable	2,198	2,360	5,939	3,979
Noncurrent receivables	3,989	(662)	4,158	(1,341)
Other noncurrent liabilities	(2,024)	(2,162)	(2,437)	(6,573)
Other, net	2,770	66	1,296	205
Net cash provided by operating activities	56,560	73,759	140,253	200,352

INVESTING ACTIVITIES
Purchase of business, net of cash acquired	—	(30,793)	—	(30,793)
Purchases of property, plant and equipment	(10,143)	(18,512)	(41,463)	(67,358)
Purchased software	(772)	(291)	(927)	(597)
Net cash used in investing activities	(10,915)	(49,596)	(42,390)	(98,748)

FINANCING ACTIVITIES
Proceeds from borrowings	5,000	25,000	75,000	45,000
Principal payments on debt	(25,004)	(25,003)	(101,020)	(120,017)
Principal payments on finance lease liabilities	(416)	(304)	(7,214)	(1,180)
Debt acquisition costs	(2,432)	—	(2,432)	—
Taxes paid in lieu of share issuance	—	—	(490)	(971)
Proceeds from options exercised	30	7	55	112
Dividends paid	(6,144)	(5,816)	(24,568)	(23,251)
Net cash used in financing activities	(28,966)	(6,116)	(60,669)	(100,307)

Effect of exchange rate changes on cash and cash equivalents	9,333	3,754	8,582	(3,512)

Increase/(decrease) in cash and cash equivalents	26,012	21,801	45,776	(2,215)
Cash and cash equivalents at beginning of period	215,304	173,739	195,540	197,755
Cash and cash equivalents at end of period	$241,316	$195,540	$241,316	$195,540

Reconciliation of non-GAAP measures to comparable GAAP measures

The following tables present Net sales and the effect of changes in currency translation rates:

(in thousands, except percentages)	Net sales as reported, Q4 2020	Increase due to changes in currency translation rates	Q4 2020 sales on same basis as Q4 2019 currency translation rates	Net sales as reported, Q4 2019	% Change compared to Q4 2019, excluding currency rate effects
Machine Clothing	$144,173	$3,539	$140,634	$150,580	(6.6)%
Albany Engineered Composites	82,684	756	81,928	107,098	(23.5)%
Consolidated total	$226,857	$4,295	$222,562	$257,678	(13.6)%

(in thousands, except percentages)	Net sales as reported, YTD 2020	Increase due to changes in currency translation rates	YTD 2020 sales on same basis as 2019 currency translation rates	Net sales as reported, YTD 2019	% Change compared to 2019, excluding currency rate effects
Machine Clothing	$572,955	$2,252	$570,703	$601,254	(5.1)%
Albany Engineered Composites	327,655	620	327,035	452,878	(27.8)%
Consolidated total	$900,610	$2,872	$897,738	$1,054,132	(14.8)%

The following tables present Gross profit and Gross profit margin:

(in thousands, except percentages)	Gross profit, Q4 2020	Gross profit margin, Q4 2020	Gross profit, Q4 2019	Gross profit margin, Q4 2019
Machine Clothing	$73,410	50.9%	$75,601	50.2%
Albany Engineered Composites	17,908	21.7%	21,040	19.6%
Consolidated total	$91,318	40.3%	$96,641	37.5%

(in thousands, except percentages)	Gross profit, YTD 2020	Gross profit margin, YTD 2020	Gross profit, YTD 2019	Gross profit margin, YTD 2019
Machine Clothing	$301,144	52.6%	$309,641	51.5%
Albany Engineered Composites	69,928	21.3%	88,060	19.4%
Consolidated total	$371,072	41.2%	$397,701	37.7%

A reconciliation from operating income/(loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the current-year and comparable prior-year periods has been calculated as follows:

Three months ended December 31, 2020
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$41,386	$8,787	$(15,187)	$34,986
Interest, taxes, other income/(expense)	—	—	(7,376)	(7,376)
Net income/(loss) (GAAP)	41,386	8,787	(22,563)	27,610
Interest expense, net	—	—	3,542	3,542
Income tax expense	—	—	4,327	4,327
Depreciation and amortization expense	5,161	12,303	935	18,399
EBITDA (non-GAAP)	46,547	21,090	(13,759)	53,878
Restructuring expenses	1,332	215	—	1,547
Foreign currency revaluation (gains)/losses	3,009	(372)	(1,134)	1,503
Acquisition/integration costs	—	405	—	405
Pre-tax (income) attributable to noncontrolling interest	—	(64)	—	(64)
Adjusted EBITDA (non-GAAP)	$50,888	$21,274	$(14,893)	$57,269
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales-non-GAAP)	35.3%	25.7%	—	25.2%

Three months ended December 31, 2019
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$46,277	$10,922	$(13,619)	$43,580
Interest, taxes, other income/(expense)	—	—	(13,989)	(13,989)
Net income/(loss) (GAAP)	46,277	10,922	(27,608)	29,591
Interest expense, net	—	—	3,886	3,886
Income tax expense	—	—	9,754	9,754
Depreciation and amortization expense	5,201	11,611	1,019	17,831
EBITDA (non-GAAP)	51,478	22,533	(12,949)	61,062
Restructuring expenses	4	1,815	(53)	1,766
Foreign currency revaluation (gains)/losses	1,365	(12)	(748)	605
Pension curtailment expense	—	—	478	478
Acquisition/integration costs	—	421	200	621
Pre-tax (income) attributable to noncontrolling interest	—	(586)	—	(586)
Adjusted EBITDA (non-GAAP)	$52,847	$24,171	$(13,072)	$63,946
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales-non-GAAP)	35.1%	22.6%	—	24.8%

Year ended December 31, 2020
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$190,805	$31,536	$(56,261)	$166,080
Interest, taxes, other income/(expense)	—	—	(68,837)	(68,837)
Net income/(loss) (GAAP)	190,805	31,536	(125,098)	97,243
Interest expense, net	—	—	13,584	13,584
Income tax expense	—	—	41,831	41,831
Depreciation and amortization expense	20,304	48,496	3,905	72,705
EBITDA (non-GAAP)	211,109	80,032	(65,778)	225,363
Restructuring expenses	2,746	2,821	169	5,736
Foreign currency revaluation (gains)/losses	1,743	130	13,571	15,444
Former CEO termination costs	—	—	2,742	2,742
Acquisition/integration costs	—	1,272	—	1,272
Pre-tax loss attributable to noncontrolling interest	—	1,348	—	1,348
Adjusted EBITDA (non-GAAP)	$215,598	$85,603	$(49,296)	$251,905
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales-non-GAAP)	37.6%	26.1%	—	28.0%

Year ended December 31, 2019
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$191,965	$55,520	$(53,909)	$193,576
Interest, taxes, other income/(expense)	—	—	(60,193)	(60,193)
Net income/(loss) (GAAP)	191,965	55,520	(114,102)	133,383
Interest expense, net	—	—	16,921	16,921
Income tax expense	—	—	44,829	44,829
Depreciation and amortization expense	21,876	44,670	4,249	70,795
EBITDA (non-GAAP)	213,841	100,190	(48,103)	265,928
Restructuring expenses	1,129	1,833	(57)	2,905
Foreign currency revaluation (gains)/losses	630	643	(4,463)	(3,190)
Pension curtailment expense	—	—	478	478
Acquisition/integration costs	—	421	200	621
Pre-tax (income) attributable to noncontrolling interest	—	(1,308)	—	(1,308)
Adjusted EBITDA (non-GAAP)	$215,600	$101,779	$(51,945)	$265,434
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales-non-GAAP)	35.9%	22.5%	—	25.2%

Per share impact of the adjustments to earnings per share are as follows:

Three months ended December 31, 2020 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses	$1,547	$485	$1,062	$0.03
Foreign currency revaluation (gains)/losses (a)	1,503	1,379	124	0.00
Acquisition/integration costs	405	121	284	0.01

Three months ended December 31, 2019 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses	$1,766	$494	$1,272	$0.04
Foreign currency revaluation (gains)/losses	605	169	436	0.01
Pension curtailment charge	478	91	387	0.01
Acquisition/integration costs	621	156	465	0.01

Year ended December 31, 2020 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses	$5,736	$1,862	$3,874	$0.11
Foreign currency revaluation (gains)/losses(a)	15,444	896	14,548	0.46
Former CEO termination costs	2,742	713	2,029	0.06
Acquisition/integration costs	1,272	380	892	0.04

(a) In Q1 2020, the company recorded losses of approximately $17 million in jurisdictions where it cannot record a tax benefit from the losses, and in Q4 2020, recorded gains of approximately $3 million in jurisdictions where it did not record a tax expense from the gains, which results in an unusual relationship between the pre-tax and after-tax amounts.

Year ended December 31, 2019 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses	$2,905	$824	$2,081	$0.06
Foreign currency revaluation (gains)/losses	(3,190)	(904)	(2,286)	(0.07)
Pension curtailment charge	478	91	387	0.01
Acquisition/integration costs	621	156	465	0.01

The following table provides a reconciliation of Earnings per share to Adjusted Earnings per share:

	Three months ended December 31,		Years Ended December 31,
Per share amounts (Basic)	2020	2019	2020	2019
Earnings per share (GAAP)	$0.85	$0.90	$3.05	$4.10
Adjustments, after tax:
Restructuring expenses	0.03	0.04	0.11	0.06
Foreign currency revaluation (gains)/losses	—	0.01	0.46	(0.07)
Former CEO termination costs	—	—	0.06	—
Pension curtailment charge	—	0.01	—	0.01
Acquisition/integration costs	0.01	0.01	0.04	0.01
Adjusted Earnings per share (non-GAAP)	$0.89	$0.97	$3.72	$4.11

The calculations of net debt are as follows:

(in thousands)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Current maturities of long-term debt	$9	$12	$17	$20	$20
Long-term debt	398,000	418,000	435,000	491,002	424,009
Total debt	398,009	418,012	435,017	491,022	424,029
Cash and cash equivalents	241,316	215,304	204,037	222,680	195,540
Net debt (non-GAAP)	$156,693	$202,708	$230,980	$268,342	$228,489

The tables below provide a reconciliation of forecasted full-year 2021 Adjusted EBITDA and Adjusted EPS (non-GAAP measures) to the comparable GAAP measures:

Forecast of Full Year 2021 Adjusted EBITDA	Machine Clothing		AEC
(in millions)	Low	High	Low	High
Net income attributable to the Company (GAAP) (b)	$176	$185	$5	$14
Income attributable to the noncontrolling interest	—	—	—	—
Interest expense, net	—	—	—	—
Income tax expense	—	—	—	—
Depreciation and amortization	19	20	50	51
EBITDA (non-GAAP)	195	205	55	65
Restructuring expenses, net (c)	—	—	—	—
Foreign currency revaluation (gains)/losses (c)	—	—	—	—
Acquisition/integration costs (c)	—	—	—	—
Pre-tax (income)/loss attributable to non-controlling interest	—	—	—	—
Adjusted EBITDA (non-GAAP)	$195	$205	$55	$65
(b) Interest, Other income/expense and Income taxes are not allocated to the business segments

Forecast of Full Year 2021 Adjusted EBITDA	Total Company
(in millions)	Low	High
Net income attributable to the Company (GAAP)	$78	$91
Income attributable to the noncontrolling interest	—	—
Interest expense, net	17	15
Income tax expense	30	39
Depreciation and amortization	70	75
EBITDA (non-GAAP)	195	220
Restructuring expenses, net (c)	—	—
Foreign currency revaluation (gains)/losses (c)	—	—
Acquisition/integration costs (c)	—	—
Pre-tax (income)/loss attributable to non-controlling interest	—	—
Adjusted EBITDA (non-GAAP)	$195	$220

	Total Company
Forecast of Full Year 2021 Earnings per share (basic) (d)	Low	High
Net income attributable to the Company (GAAP)	$2.40	$2.80
Restructuring expenses, net (c)	—	—
Foreign currency revaluation (gains)/losses (c)	—	—
Acquisition/integration costs (c)	—	—
Adjusted Earnings per share (non-GAAP)	$2.40	$2.80

(c) Due to the uncertainty of these items, we are unable to forecast these items for 2021
(d) Calculations based on shares outstanding estimate of 32.3 million.

About Albany International Corp.

Albany International is a global advanced textiles and materials processing company, with two core businesses. The Machine Clothing segment is the world’s leading producer of custom-designed fabrics and belts essential to production in the paper, nonwovens, and other process industries. Albany Engineered Composites is a rapidly growing supplier of highly engineered composite parts for the aerospace industry. Albany International is headquartered in Rochester, New Hampshire, operates 23 plants in 11 countries, employs over 4,000 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, including: net sales, and percent change in net sales, excluding the impact of currency translation effects (for each segment and on a consolidated basis); EBITDA and Adjusted EBITDA (for each segment and on a consolidated basis, represented in dollars or as a percentage of net sales); Net debt; and Adjusted earnings per share (or Adjusted EPS). Such items are provided because management believes that they provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net sales and increases or decreases in Net sales, after currency effects are excluded, can give management and investors insight into underlying sales trends. Net sales, or percent changes in net sales, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These amounts are then compared to the U.S. dollar amount as reported in the current period.

EBITDA, Adjusted EBITDA and Adjusted EPS are performance measures that relate to the Company’s continuing operations. EBITDA, or net income with interest, taxes, depreciation, and amortization added back, is a common indicator of financial performance used, among other things, to analyze and compare core profitability between companies and industries because it eliminates effects due to differences in financing, asset bases and taxes. The Company calculates EBITDA by removing the following from Net income: Interest expense, net, Income tax expense, Depreciation and amortization expense. Adjusted EBITDA is calculated by: adding to EBITDA costs associated with restructuring, former CEO termination costs, and inventory write-offs associated with discontinued businesses; adding charges and credits related to pension plan settlements and curtailments; adding (or subtracting) revaluation losses (or gains); subtracting (or adding) gains (or losses) from the sale of buildings or investments; subtracting insurance recovery gains in excess of previously recorded losses; adding acquisition and related retention agreement expenses and subtracting (or adding) Income (or loss) attributable to the non-controlling interest in Albany Safran Composites (ASC). Adjusted EBITDA may also be presented as a percentage of net sales by dividing it by net sales. An understanding of the impact in a particular quarter of specific restructuring costs, former CEO severance costs, acquisition and related retention agreement expenses, currency revaluation, inventory write-offs associated with discontinued businesses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect. Restructuring expenses, while frequent in recent years, are reflective of significant reductions in manufacturing capacity and associated headcount in response to shifting markets, and not of the profitability of the business going forward as restructured. Adjusted earnings per share (Adjusted EPS) is calculated by adding to (or subtracting from) net income attributable to the Company per share, on an after-tax basis: restructuring charges; former CEO severance costs; charges and credits related to pension plan settlements and curtailments; inventory write-offs associated with discontinued businesses; foreign currency revaluation losses (or gains); acquisition-related expenses; and losses (or gains) from the sale of investments.

EBITDA, Adjusted EBITDA, and Adjusted EPS, as defined by the Company, may not be similar to similarly named measures of other companies. Such measures are not considered measurements under GAAP, and should be considered in addition to, but not as substitutes for, the information contained in the Company’s statements of income.

The Company discloses certain income and expense items on a per-share basis. The Company believes that such disclosures provide important insight into underlying quarterly earnings and are financial performance metrics commonly used by investors. The Company calculates the quarterly per-share amount for items included in continuing operations by using an income tax rate based on either the tax rates in specific countries or the estimated tax rate applied to total company results. The tax rate applied excludes income tax adjustments (discrete tax adjustments and the effect of changes in the estimated income tax rate). The after-tax amount is then divided by the weighted-average number of shares outstanding for each period. Year-to-date earnings per-share effects are determined by adding the amounts calculated at each reporting period.

Net debt is, in the opinion of the Company, helpful to investors wishing to understand what the Company’s debt position would be if all available cash were applied to pay down indebtedness. The Company calculates Net debt by subtracting Cash and cash equivalents from Total debt. Total debt is calculated by adding Long-term debt, Current maturities of long-term debt, and Notes and loans payable, if any.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic and paper-industry trends and conditions during 2021 and in future years; expectations in 2021 and in future periods of sales, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net sales), Adjusted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the sales growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Contacts

John Hobbs
603-330-5897
john.hobbs@albint.com